Exhibit 99.1

Media Relations:	Investor Relations:
Constance Griffiths	Mitch Haws
(949) 231-4207	(949) 231-3223

Skyworks Reports Q3 FY20 Results
•Delivers Revenue of $736.8 Million
•Posts GAAP Diluted EPS of $0.77; Non-GAAP Diluted EPS of $1.25
•Guides to Double-Digit Sequential Revenue and Earnings Growth in Q4 FY20
•Increases Quarterly Dividend by 14 Percent to $0.50 Per Share

IRVINE, Calif., July 23, 2020 – Skyworks Solutions, Inc. (Nasdaq: SWKS), an innovator of high-performance analog semiconductors connecting people, places and things, today reported third fiscal quarter results for the period ended June 26, 2020. Revenue for the third fiscal quarter was $736.8 million, exceeding consensus estimates.
On a GAAP basis, operating income for the third fiscal quarter of 2020 was $147.5 million with diluted earnings per share of $0.77. On a non-GAAP basis, operating income was $230.3 million with non-GAAP diluted earnings per share of $1.25.
“Skyworks delivered results well above expectations in the June quarter, as our Sky5® platform gains traction, powering innovation in 5G applications at the leading mobile phone OEMs worldwide, and increasingly across our IoT customers,” said Liam K. Griffin, president and chief executive officer of Skyworks.
“At the cusp of a multi-year upgrade cycle, we are capitalizing on early market momentum and accelerating widespread 5G adoption. Our efforts are underpinned by years of investment in next-generation technologies, uniquely positioning Skyworks to deliver long-term profitable growth.”

Third Fiscal Quarter Business Highlights
•Expanded Sky5® platform across major handsets OEMs, including wins at Samsung, Oppo, Vivo, Xiaomi, Motorola and other Tier-1 players
•Enabled Wi-Fi 6 tri-band home gateways at AT&T
•Ramped indoor and outdoor access points at Aruba, Juniper and Linksys
•Powered highly integrated connectivity in Amazon/Ring security systems
•Launched mesh router and voice assistant solutions at Google

•Leveraged 4x4 MIMO and Wi-Fi engines in premium sound bars at Sonos
•Delivered new cognitive wireless audio solutions, powering the leading gaming headsets
•Supported industrial IoT platforms at Gemalto
•Captured new design wins leveraging Sky5® at BMW, Ford and other automotive leaders
•Secured design wins at Tier-1 aerospace and defense OEMs with highly integrated GPS, circulator and advanced filter solutions

Fourth Fiscal Quarter 2020 Outlook
We provide earnings guidance on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.
“Looking ahead to the fourth fiscal quarter, we expect double-digit sequential revenue and earnings per share growth driven by the strong demand for our market-leading solutions,” said Kris Sennesael, senior vice president and chief financial officer of Skyworks. “Specifically, in the fourth fiscal quarter of 2020, we anticipate revenue to be between $830 million and $850 million with non-GAAP diluted earnings per share of $1.51 at the midpoint of our revenue range. Further, given our confidence in Skyworks’ strategic outlook and strong cash flow generation, we are announcing another substantial raise to our quarterly dividend.”
The above guidance is based on our current expectations of customer demand and our continued ability to manufacture and ship products, each of which could be impacted by the COVID-19 pandemic, among other factors.

Dividend Increase and Payment
Skyworks’ Board of Directors has declared a cash dividend of $0.50 per share of the Company’s common stock, representing a 14 percent increase from the prior quarterly dividend of $0.44 per share. The dividend is payable on Sept. 1, 2020, to stockholders of record at the close of business on Aug. 11, 2020.

Skyworks’ Third Quarter 2020 Conference Call
Skyworks will host a conference call with analysts to discuss its third quarter fiscal 2020 results and business outlook today at 4:30 p.m. EDT. To listen to the conference call via the Internet, please visit the investor relations section of Skyworks’ website. To listen to the conference call via telephone, please call (833) 714-0912 (domestic) or (778) 560-2690 (international), Conference ID: 8137919.
Playback of the conference call will begin at 9 p.m. EDT on July 23, 2020, and end at 9 p.m. EDT on July 30, 2020. The replay will be available on Skyworks’ website or by calling (800) 585-8367 (domestic) or (416) 621-4642 (international), Conference ID: 8137919.

About Skyworks
Skyworks Solutions, Inc. is empowering the wireless networking revolution. Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the aerospace, automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet and wearable markets.
Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® and Nasdaq-100® market indices (Nasdaq: SWKS). For more information, please visit Skyworks’ website at: www.skyworksinc.com.

Safe Harbor Statement
This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to the impact of the global COVID-19 pandemic on our business operations and the future results and expectations of Skyworks (e.g., certain projections and business trends, as well as plans for dividend payments and share repurchases). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: the effects of the global COVID-19 pandemic and the measures taken to limit COVID-19’s spread on our business operations and financial condition, including reduced shift staffing across all of our manufacturing facilities, as well as potential other disruptions to our business, including but not limited to the suspension or restriction of operations at our facilities and third-party supply chain disruptions, that could result from social distancing measures, employee quarantines, restricting certain employees from working or additional actions that may be taken by us, our suppliers and partners or governmental authorities in the jurisdictions in which we operate in an effort to contain the COVID-19 pandemic; the susceptibility of the semiconductor industry and the markets addressed by our, and our customers’, products to economic downturns, including as a result of the COVID-19 pandemic; our reliance on several key customers for a large percentage of our sales; the risks of doing business internationally, including increased import/export restrictions and controls (e.g., the effect of the U.S. Bureau of Industry and Security of the U.S. Department of Commerce placing Huawei Technologies Co., Ltd. and certain of its affiliates, as well as other entities, on the Bureau’s Entity List), imposition of trade protection measures (e.g., tariffs or taxes), security and health risks, possible disruptions in transportation networks, fluctuations in foreign currency exchange rates, and other economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate; the volatility of our stock price; declining selling prices, decreased gross margins, and loss of market share as a result of increased competition; our ability to obtain design wins from customers; delays in the standardization or commercial deployment of 5G technologies; changes in laws, regulations and/or policies that could adversely affect our operations and financial results, the economy and our customers’ demand for our products, or the financial markets and our ability to raise capital; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; our ability to develop, manufacture and market innovative products, avoid product obsolescence, reduce costs in a timely manner, transition our products to smaller geometry process technologies, and achieve higher levels of design integration; the quality of our products and any defect remediation costs; our products’ ability to perform under stringent operating conditions; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; our ability to prevent theft of our intellectual property, disclosure of confidential information, or breaches of our information technology systems; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; our ability to make certain investments and acquisitions, integrate companies we acquire, and/or enter into strategic alliances; and other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.
The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Note to Editors: Skyworks and the Skyworks symbol are trademarks or registered trademarks of Skyworks Solutions, Inc., or its subsidiaries in the United States and other countries. Third-party brands and names are for identification purposes only and are the property of their respective owners.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
(in millions, except per share amounts)	June 26, 2020	June 28, 2019	June 26, 2020	June 28, 2019
Net revenue	$736.8	$767.0	$2,398.9	$2,549.4
Cost of goods sold	402.7	454.5	1,244.9	1,351.6
Gross profit	334.1	312.5	1,154.0	1,197.8
Operating expenses:
Research and development	117.0	100.6	337.9	317.3
Selling, general and administrative	55.0	46.8	169.1	142.5
Amortization of intangibles	2.8	5.5	9.0	18.6
Restructuring, impairment and other charges	11.8	—	13.8	1.3
Total operating expenses	186.6	152.9	529.8	479.7
Operating income	147.5	159.6	624.2	718.1
Other income (expense), net	(3.5)	2.3	1.4	8.9
Income before income taxes	144.0	161.9	625.6	727.0
Provision for income taxes	14.3	17.8	57.7	84.0
Net income	$129.7	$144.1	$567.9	$643.0

Earnings per share:
Basic	$0.78	$0.83	$3.36	$3.69
Diluted	$0.77	$0.83	$3.33	$3.67
Weighted average shares:
Basic	167.0	172.6	169.1	174.3
Diluted	168.3	173.4	170.3	175.2

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Nine Months Ended
(in millions)	June 26, 2020	June 28, 2019	June 26, 2020	June 28, 2019
GAAP gross profit	$334.1	$312.5	$1,154.0	$1,197.8
Share-based compensation expense [a]	4.7	1.4	16.1	8.2
Acquisition-related expenses	—	—	—	1.9
Amortization of acquisition-related intangibles	7.6	5.9	19.4	15.3
Settlements, gains, losses and impairments [b]	22.8	66.6	13.0	69.2
Restructuring and other charges	—	—	—	0.4
Non-GAAP gross profit	$369.2	$386.4	$1,202.5	$1,292.8
GAAP gross margin %	45.3%	40.7%	48.1%	47.0%
Non-GAAP gross margin %	50.1%	50.4%	50.1%	50.7%

	Three Months Ended		Nine Months Ended
(in millions)	June 26, 2020	June 28, 2019	June 26, 2020	June 28, 2019
GAAP operating income	$147.5	$159.6	$624.2	$718.1
Share-based compensation expense [a]	37.8	16.1	111.6	58.6
Acquisition-related expenses (benefit)	—	(1.5)	1.2	2.1
Amortization of acquisition-related intangibles	10.3	11.4	28.4	33.8
Settlements, gains, losses and impairments [b]	34.7	66.6	27.0	70.4
Restructuring and other charges	—	—	2.0	1.8
Deferred executive compensation (benefit)	—	—	—	(0.1)
Non-GAAP operating income	$230.3	$252.2	$794.4	$884.7
GAAP operating margin %	20.0%	20.8%	26.0%	28.2%
Non-GAAP operating margin %	31.3%	32.9%	33.1%	34.7%

	Three Months Ended		Nine Months Ended
(in millions)	June 26, 2020	June 28, 2019	June 26, 2020	June 28, 2019
GAAP net income	$129.7	$144.1	$567.9	$643.0
Share-based compensation expense [a]	37.8	16.1	111.6	58.6
Acquisition-related expenses (benefit)	—	(1.5)	1.2	2.1
Amortization of acquisition-related intangibles	10.3	11.4	28.4	33.8
Settlements, gains, losses and impairments [b]	35.8	66.6	29.1	70.4
Restructuring and other charges	—	—	2.0	1.8
Deferred executive compensation (benefit)	—	—	—	(0.1)
Tax adjustments	(2.8)	(3.1)	(11.1)	5.2
Non-GAAP net income	$210.8	$233.6	$729.1	$814.8

	Three Months Ended		Nine Months Ended
	June 26, 2020	June 28, 2019	June 26, 2020	June 28, 2019
GAAP net income per share, diluted	$0.77	$0.83	$3.33	$3.67
Share-based compensation expense [a]	0.22	0.10	0.66	0.34
Acquisition-related expenses (benefit)	—	(0.01)	0.01	0.01
Amortization of acquisition-related intangibles	0.06	0.07	0.17	0.19
Settlements, gains, losses and impairments [b]	0.21	0.38	0.17	0.40
Restructuring and other charges	0.01	—	0.01	0.01
Tax adjustments	(0.02)	(0.02)	(0.07)	0.03
Non-GAAP net income per share, diluted	$1.25	$1.35	$4.28	$4.65

SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, and (iv) non-GAAP diluted earnings per share. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management’s ability to make forecasts.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income and non-GAAP diluted earnings per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We further believe that providing non-GAAP net income and non-GAAP diluted earnings per share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses and impairments, restructuring-related charges, certain deferred executive compensation and certain tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by excluding from GAAP gross profit, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses and impairments, and restructuring-related charges. We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses and impairments, restructuring-related charges, and certain deferred executive compensation. We calculate non-GAAP net income and diluted earnings per share by excluding from GAAP net income and diluted earnings per share, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, settlements, gains, losses and impairments, restructuring-related charges, certain deferred executive compensation, and certain tax items. We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Share-Based Compensation - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses - including such items as, when applicable, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, and acquisition-related expenses because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Restructuring-Related Charges - because these charges have no direct correlation to our future business operations and including such charges or reversals does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Settlements, Gains, Losses and Impairments - because such settlements, gains, losses and impairments (1) are not considered by management in making operating decisions, (2) are infrequent in nature, (3) are generally not directly controlled by management, (4) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and/or (5) can vary significantly in amount between companies and make comparisons less reliable.

Deferred Executive Compensation - including charges related to any contingent obligation pursuant to an executive severance agreement, because that expense has no direct correlation with our recurring business operations and including such expenses or reversals does not accurately reflect the compensation expense for the period in which incurred.

Certain Income Tax Items - including certain deferred tax charges and benefits that do not result in a current tax payment or tax refund and other adjustments, including but not limited to, items unrelated to the current fiscal year or that are not indicative of our ongoing business operations.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Our earnings release contains forward-looking estimates of non-GAAP diluted earnings per share for the fourth quarter of our 2020 fiscal year (“Q4 2020”). We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of Q4 2020 GAAP diluted earnings per share to a forward-looking estimate of Q4 2020 non-GAAP diluted earnings per share because certain information needed to make a reasonable forward-looking estimate of GAAP diluted earnings per share for Q4 2020 (other than estimated share-based compensation expense of $0.20 to $0.25 per diluted share, estimated amortization of intangibles of $0.04 to $0.06 per diluted share and certain tax items of -$0.05 to $0.05 per diluted share) is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles or goodwill), unanticipated acquisition-related expenses, unanticipated settlements, gains, losses and impairments and other unanticipated non-recurring items not reflective of ongoing operations. The probable significance of these unknown items, in the aggregate, is estimated to be in the range of $0.00 to $0.10 in quarterly earnings per diluted share on a GAAP basis. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

[a]  These charges represent expense recognized in accordance with ASC 718 - Compensation, Stock Compensation. For the three months ended June 26, 2020, approximately $4.7 million, $17.0 million and $16.1 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the nine months ended June 26, 2020, approximately $16.1 million, $49.0 million and $46.5 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.
        For the three months ended June 28, 2019, approximately $1.4 million, $9.4 million and $5.3 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the nine months ended June 28, 2019, approximately $8.2 million, $31.9 million and $18.5 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.
[b] During the three and nine months ended June 26, 2020, the Company incurred a $23.4 million production utilization charge due to the suspension of the Company's operations in Mexicali, Mexico, for approximately two weeks pursuant to an order by the government of the state of Baja California, Mexico, designed to mitigate the spread of COVID-19, as well as a $9.8 million impairment charge on its intangible assets. These charges were partially offset by non-recurring benefits consisting of inventory-related charges that were reversed as we settled supplier purchasing commitments that were booked in prior periods as a result of the U.S. Bureau of Industry and Security of the U.S.

Department of Commerce placing Huawei Technologies Co., Ltd. and certain of its affiliates on the Bureau’s Entity List.
During the three and nine months ended June 28, 2019, the Company incurred $66.6 million and $70.9 million in non-recurring charges, respectively, primarily consisting of inventory-related charges due to lower expected demand as a result of the U.S. Bureau of Industry and Security of the U.S. Department of Commerce placing Huawei Technologies Co., Ltd. and certain of its affiliates on the Bureau’s Entity List.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	June 26, 2020	September 27, 2019
Assets
Cash, cash equivalents and marketable securities	$1,162.4	$1,082.2
Accounts receivable, net	346.1	465.3
Inventory	698.2	609.7
Property, plant and equipment, net	1,206.9	1,205.6
Goodwill and intangible assets, net	1,252.7	1,297.7
Other assets	406.1	179.1
Total assets	$5,072.4	$4,839.6

Liabilities and Equity
Accounts payable	$200.9	$190.5
Accrued and other liabilities	689.1	526.8
Stockholders’ equity	4,182.4	4,122.3
Total liabilities and equity	$5,072.4	$4,839.6

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
(in millions)	June 26, 2020	June 28, 2019	June 26, 2020	June 28, 2019
Cash flow from operating activities
Net income	$129.7	$144.1	$567.9	$643.0
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	37.8	16.0	111.6	58.6
Depreciation	77.9	79.0	238.2	235.4
Amortization of intangible assets, including inventory step-up	12.7	14.7	35.4	43.3
Deferred income taxes	(2.9)	15.5	(1.8)	(12.1)
Asset impairment charges	11.8	—	11.8	—
Changes in fair value of contingent consideration	—	(3.1)	—	(3.1)
Other, net	0.7	(0.7)	2.8	0.1
Changes in operating assets:
Receivables, net	21.5	(14.0)	119.2	98.0
Inventory	(46.4)	(22.8)	(83.5)	(89.7)
Accounts payable	25.9	(0.5)	12.7	(24.5)
Other current and long-term assets and liabilities	(10.0)	(18.9)	(76.8)	1.4
Net cash provided by operations	258.7	209.3	937.5	950.4
Cash flow from investing activities
Capital expenditures	(71.6)	(87.8)	(243.5)	(314.0)
Purchased intangibles	(7.4)	1.1	(7.6)	(11.8)
Purchases of marketable securities	(261.1)	(77.0)	(439.9)	(243.7)
Sales and maturities of marketable securities	85.6	25.2	300.0	334.4
Net cash used in investing activities	(254.5)	(138.5)	(391.0)	(235.1)
Cash flow from financing activities
Repurchase of common stock — payroll tax withholdings on equity awards	(2.2)	(0.6)	(30.9)	(21.6)
Repurchase of common stock — stock repurchase program	(58.5)	(85.8)	(416.5)	(511.3)
Dividends paid	(73.5)	(65.7)	(223.5)	(198.8)
Net proceeds from exercise of stock options	8.9	7.8	52.2	14.6
Proceeds from employee stock purchase plan	—	—	12.2	11.3
Net cash used in financing activities	(125.3)	(144.3)	(606.5)	(705.8)
Net increase (decrease) in cash and cash equivalents	(121.1)	(73.5)	(60.0)	9.5
Cash and cash equivalents at beginning of period	912.4	816.3	851.3	733.3
Cash and cash equivalents at end of period	$791.3	$742.8	$791.3	$742.8